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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 19, 1999, except for Note 10 as to which the date is September 24, 1999, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-85359) and related Prospectus of E-Stamp Corporation.

                                           /s/ Ernst & Young LLP

Palo Alto, California

September 24, 1999